Exhibit 99.1
Workday Announces Fiscal 2024 Second Quarter Financial Results

Fiscal Second Quarter Total Revenues of $1.79 Billion, Up 16.3% Year Over Year
Subscription Revenues of $1.62 Billion, Up 18.8% Year Over Year
24-Month Subscription Revenue Backlog of $10.27 Billion, Up 22.7% Year Over Year
Total Subscription Revenue Backlog of $17.85 Billion, Up 32.5% Year Over Year

PLEASANTON, Calif., August 24, 2023 -- Workday, Inc. (NASDAQ: WDAY), a leader in enterprise cloud applications for finance and human resources, today announced results for the fiscal 2024 second quarter ended July 31, 2023.

Fiscal 2024 Second Quarter Results

•Total revenues were $1.79 billion, an increase of 16.3% from the second quarter of fiscal 2023. Subscription revenues were $1.62 billion, an increase of 18.8% from the same period last year.
•Operating income was $36.3 million, or 2.0% of revenues, compared to an operating loss of $34.1 million, or negative 2.2% of revenues, in the same period last year. Non-GAAP operating income for the second quarter was $421.4 million, or 23.6% of revenues, compared to a non-GAAP operating income of $301.6 million, or 19.6% of revenues, in the same period last year.1
•Basic and diluted net income per share was $0.30, compared to basic and diluted net loss per share of $0.25 in the second quarter of fiscal 2023. Non-GAAP basic and diluted net income per share was $1.45 and $1.43, respectively, compared to non-GAAP basic and diluted net income per share of $0.86 and $0.83, respectively, in the same period last year.2
•Operating cash flows were $425.3 million compared to $114.4 million in the prior year.
•Cash, cash equivalents, and marketable securities were $6.66 billion as of July 31, 2023.

Comments on the News

“We’re incredibly well positioned going into the second half of our fiscal year as Workday is increasingly seen as the system of trust for enterprises around the world,” said Carl Eschenbach, co-CEO, Workday. “Our customers – now representing more than 65 million users under contract – rely on Workday to manage critical business processes. Our growing customer base, continued global expansion, industry growth, and partner ecosystem momentum set us up for durable long-term success. These factors, combined with the diversity of our products, the strength of our value proposition, and our winning culture make Workday one of the most enduring software businesses of our time.”

“Workday delivered another strong quarter, driven by our ongoing focus on employees, customers, and innovation – including our leadership in AI and ML,” said Aneel Bhusri, co-founder, co-CEO, and chair, Workday. “We’re seeing continued momentum with more than 3,000 customers sharing their data with our ML models, more than 50 million ML inferences processed per day, and multiple generative AI capabilities in development including several that we plan to unveil next month at Workday Rising. We believe this momentum will continue to grow as more companies look to Workday as their trusted partner in responsible implementation of AI and ML.”

“The strength of our Q2 results and momentum going into the second half of our fiscal year highlight the compelling opportunity ahead for Workday,” said Zane Rowe, chief financial officer, Workday. “We are raising our fiscal 2024 subscription revenue guidance to a range of $6.570 billion to $6.590 billion, representing 18% year-over-year growth. We expect third-quarter subscription revenue to be $1.678 billion to $1.680 billion, or 17% growth. In addition, we are raising our fiscal 2024 non-GAAP operating margin guidance to 23.5%, and we plan on maintaining a disciplined approach of investing in long-term growth while expanding margins.”

Recent Highlights

•Workday announced continued momentum for Workday Financial Management with new customers including KinderCare, Metropolitan Community College, Nordic Consulting Inc., Palomar Health, and The Medical College of Wisconsin. Workday also announced new Workday Human Capital Management (HCM) customers including Commercial Vehicle Group, Mercy Aged and Community Care, SoftwareOne AG, and Symrise AG.
•Workday saw continued momentum across its net new and existing customer base, surpassing 65 million users and more than 5,000 core Workday Financial Management and Workday HCM customers.
•Workday saw notable industry growth in Q2, with retail and hospitality joining financial services at $1 billion in annual recurring revenue.
•Workday demonstrated continued leadership in AI and ML, announcing the company’s generative AI strategy, and its work with policymakers to help shape the European Parliament’s amendments to the proposed AI Act.
•Workday named a Customers’ Choice in the 2023 Gartner Peer InsightsTM Voice of the Customer for Financial Planning Software report.3
•Workday Adaptive Planning was recognized by SIIA as Best Financial Management Solution. Workday HCM was also named a leader in The Forrester WaveTM: Human Capital Management Q2 2023.
•Workday continued to add to its leadership bench with the appointment of Emma Chalwin to chief marketing officer.

Earnings Call Details

Workday plans to host a conference call today to review its fiscal 2024 second quarter financial results and to discuss its financial outlook. The call is scheduled to begin at 1:30 p.m. PT/4:30 p.m. ET and can be accessed via webcast. The webcast will be available live, and a replay will be available following completion of the live broadcast for approximately 90 days.

Workday uses the Workday Blog as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD.

1Non-GAAP operating income and non-GAAP operating margin exclude share-based compensation expenses, employer payroll tax-related items on employee stock transactions, and amortization expense for acquisition-related intangible assets. See the section titled “About Non-GAAP Financial Measures” in the accompanying financial tables for further details.

2Non-GAAP net income per share excludes share-based compensation expenses, employer payroll tax-related items on employee stock transactions, amortization expense for acquisition-related intangible assets, and income tax effects. See the section titled “About Non-GAAP Financial Measures” in the accompanying financial tables for further details.

3Gartner, “Voice of the Customer for Financial Planning Software,” May 2023.

Gartner Disclaimer

Gartner and Peer InsightsTM are trademarks of Gartner, Inc. and/or its affiliates. All rights reserved. Gartner Peer Insights Customers’ Choice constitute the subjective opinions of individual end-user reviews, ratings, and data applied against a documented methodology; they neither represent the views of, nor constitute an endorsement by, Gartner or its affiliates. Gartner does not endorse any vendor, product or service depicted in this content nor makes any warranties, expressed or implied, with respect to this content, about its accuracy or completeness, including any warranties of merchantability or fitness for a particular purpose.

About Workday

Workday is a leading provider of enterprise cloud applications for finance and human resources, helping customers adapt and thrive in a changing world. Workday applications for financial management, human resources, planning, spend management, and analytics are built with artificial intelligence and machine learning at the core to help organizations around the world embrace the future of work. Workday is used by more than 10,000 organizations around the world and across industries – from medium-sized businesses to more than 50% of the Fortune 500. For more information about Workday, visit workday.com.

© 2023 Workday, Inc. All rights reserved. Workday and the Workday logo are registered trademarks of Workday, Inc. All other brand and product names are trademarks or registered trademarks of their respective holders.

Use of Non-GAAP Financial Measures

Reconciliations of non-GAAP financial measures to Workday’s financial results as determined in accordance with GAAP are included at the end of this press release following the accompanying financial data. For a description of these non-GAAP financial measures, including the reasons management uses each measure, please see the section of the tables titled “About Non-GAAP Financial Measures.” The Company has not provided a reconciliation of its forward outlook for non-GAAP operating margin with its forward-looking GAAP operating margin in reliance on the unreasonable efforts exception provided under Item 10(e)(1)(i)(B) of Regulation S-K. The Company is unable, without unreasonable efforts, to quantify share-based compensation expense, which is excluded from our non-GAAP operating margin, as it requires additional inputs such as the number of shares granted and market prices that are not ascertainable.

Forward-Looking Statements

This press release contains forward-looking statements including, among other things, statements regarding Workday’s full-year fiscal 2024 subscription revenues and non-GAAP operating margin, third quarter subscription revenue, growth and expansion, innovation, momentum, opportunity, demand, strategy, and investments. These forward-looking statements are based only on currently available information and our current beliefs, expectations, and assumptions. Because forward-looking statements relate to the future, they are subject to risks, uncertainties, assumptions, and changes in circumstances that are difficult to predict and many of which are outside of our control. If the risks materialize, assumptions prove incorrect, or we experience unexpected changes in circumstances, actual results could differ materially from the results implied by these forward-looking statements, and therefore you should not rely on any forward-looking statements. Risks include, but are not limited to: (i) breaches in our security measures or those of our third-party providers, unauthorized access to our customers’ or other users’ personal data, or disruptions in our data center or computing infrastructure operations; (ii) service outages, delays in the deployment of our applications, and the failure of our applications to perform properly; (iii) the impact of recent macroeconomic events, including inflation and rising interest rates, on our business, as well as our customers, prospects, partners, and service providers; (iv) our ability to manage our growth effectively; (v) competitive factors, including pricing pressures, industry consolidation, entry of new competitors and new applications, advancements in technology, and marketing initiatives by our competitors; (vi) the development of the market for enterprise cloud applications and services; (vii) acceptance of our applications and services by customers and individuals, including any new features, enhancements, and modifications, as well as the acceptance of any underlying technology such as machine learning and artificial intelligence; (viii) our ability to implement our plans, objectives, and other expectations with respect to any of our acquired companies; (ix) the regulatory risks related to new and evolving technologies such as machine learning and artificial intelligence; (x) our reliance on our network of partners to drive additional growth of our revenues; (xi) adverse changes in general economic or market conditions; (xii) the regulatory, economic, and political risks associated with our domestic and international operations; (xiii) delays or reductions in information technology spending; and (xiv) changes in sales, which may not be immediately reflected in our results due to our subscription model. Further information on these and additional risks that could affect Workday’s results is included in our filings with the Securities and Exchange Commission (“SEC”), including our Form 10-Q for the fiscal quarter ended July 31, 2023, and other reports that we have filed and will file with the SEC from time to time, which could cause actual results to vary from expectations. Workday assumes no obligation to, and does not currently intend to, update any such forward-looking statements after the date of this release.

Any unreleased services, features, or functions referenced in this document, our website, or other press releases or public statements that are not currently available are subject to change at Workday’s discretion and may not be delivered as planned or at all. Customers who purchase Workday services should make their purchase decisions based upon services, features, and functions that are currently available.

Workday, Inc.
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	July 31, 2023	January 31, 2023
Assets
Current assets:
Cash and cash equivalents	$1,435,690	$1,886,311
Marketable securities	5,221,401	4,235,083
Trade and other receivables, net	1,270,936	1,570,086
Deferred costs	198,677	191,054
Prepaid expenses and other current assets	254,990	225,690
Total current assets	8,381,694	8,108,224
Property and equipment, net	1,221,834	1,201,254
Operating lease right-of-use assets	262,140	249,278
Deferred costs, noncurrent	415,687	420,988
Acquisition-related intangible assets, net	263,056	305,465
Goodwill	2,840,044	2,840,044
Other assets	350,860	360,985
Total assets	$13,735,315	$13,486,238
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$88,814	$153,751
Accrued expenses and other current liabilities	259,426	260,131
Accrued compensation	425,911	563,548
Unearned revenue	3,308,998	3,559,393
Operating lease liabilities	98,810	91,343
Total current liabilities	4,181,959	4,628,166
Debt, noncurrent	2,977,845	2,975,934
Unearned revenue, noncurrent	60,463	74,540
Operating lease liabilities, noncurrent	192,138	181,799
Other liabilities	48,357	40,231
Total liabilities	7,460,762	7,900,670
Stockholders’ equity:
Common stock	263	259
Additional paid-in capital	9,637,303	8,828,639
Treasury stock	(323,695)	(185,047)
Accumulated other comprehensive income (loss)	(6,780)	53,051
Accumulated deficit	(3,032,538)	(3,111,334)
Total stockholders’ equity	6,274,553	5,585,568
Total liabilities and stockholders’ equity	$13,735,315	$13,486,238

Workday, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2023	2022	2023	2022
Revenues:
Subscription services	$1,623,939	$1,367,335	$3,151,848	$2,639,411
Professional services	162,827	168,463	319,230	331,044
Total revenues	1,786,766	1,535,798	3,471,078	2,970,455
Costs and expenses (1):
Costs of subscription services	255,684	244,982	494,711	477,904
Costs of professional services	192,416	178,103	370,833	348,002
Product development	609,677	547,835	1,210,134	1,089,344
Sales and marketing	524,186	458,701	1,042,823	888,002
General and administrative	168,546	140,255	336,120	274,124
Total costs and expenses	1,750,509	1,569,876	3,454,621	3,077,376
Operating income (loss)	36,257	(34,078)	16,457	(106,921)
Other income (expense), net	45,555	(32,789)	72,264	(52,952)
Income (loss) before provision for (benefit from) income taxes	81,812	(66,867)	88,721	(159,873)
Provision for (benefit from) income taxes	3,152	(2,709)	9,925	6,458
Net income (loss)	$78,660	$(64,158)	$78,796	$(166,331)
Net income (loss) per share, basic	$0.30	$(0.25)	$0.30	$(0.66)
Net income (loss) per share, diluted	$0.30	$(0.25)	$0.30	$(0.66)
Weighted-average shares used to compute net income (loss) per share, basic	261,191	254,355	260,026	253,071
Weighted-average shares used to compute net income (loss) per share, diluted	264,435	254,355	262,923	253,071

(1) Costs and expenses include share-based compensation expenses as follows:
	Three Months Ended July 31,		Six Months Ended July 31,
	2023	2022	2023	2022
Costs of subscription services	$29,988	$25,090	$59,250	$51,320
Costs of professional services	28,754	25,838	58,794	53,422
Product development	161,975	147,181	331,909	300,485
Sales and marketing	66,632	59,878	146,755	119,047
General and administrative	64,563	50,020	124,664	95,239
Total share-based compensation expenses	$351,912	$308,007	$721,372	$619,513

Workday, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2023	2022	2023	2022
Cash flows from operating activities:
Net income (loss)	$78,660	$(64,158)	$78,796	$(166,331)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	71,415	92,695	141,856	182,541
Share-based compensation expenses	351,912	308,007	721,372	619,513
Amortization of deferred costs	52,094	42,258	100,982	81,685
Non-cash lease expense	24,283	22,911	48,157	44,959
(Gains) losses on investments	(865)	16,499	7,276	24,579
Other	(43,872)	11,413	(81,460)	12,122
Changes in operating assets and liabilities:
Trade and other receivables, net	(183,387)	(324,841)	289,928	138,123
Deferred costs	(68,509)	(64,742)	(103,304)	(106,471)
Prepaid expenses and other assets	25,447	(9,885)	6,635	(33,882)
Accounts payable	2,483	(4,142)	(55,827)	2,768
Accrued expenses and other liabilities	36,003	25,065	(187,311)	(5,808)
Unearned revenue	79,600	63,278	(264,520)	(239,723)
Net cash provided by (used in) operating activities	425,264	114,358	702,580	554,075
Cash flows from investing activities:
Purchases of marketable securities	(1,585,332)	(1,329,471)	(3,473,222)	(3,340,090)
Maturities of marketable securities	1,239,613	984,887	2,471,442	1,586,362
Sales of marketable securities	25,495	28,237	47,678	33,367
Owned real estate projects	(1,366)	(245)	(1,688)	(265)
Capital expenditures, excluding owned real estate projects	(63,753)	(168,598)	(122,529)	(227,348)
Purchase of other intangible assets	—	—	(9,500)	—
Purchases of non-marketable equity and other investments	—	(1,900)	(10,500)	(16,923)
Sales and maturities of non-marketable equity and other investments	—	95	—	7,161
Net cash provided by (used in) investing activities	(385,343)	(486,995)	(1,098,319)	(1,957,736)
Cash flows from financing activities:
Proceeds from issuance of debt, net of debt discount	—	—	—	2,978,077
Repayments and extinguishment of debt	—	(30)	—	(693,983)
Payments for debt issuance costs	—	—	—	(7,220)
Repurchases of common stock	(138,647)	—	(138,647)	—
Proceeds from issuance of common stock from employee equity plans, net of taxes paid for shares withheld	90,196	83,302	87,296	84,292
Other	(145)	(185)	(405)	(377)
Net cash provided by (used in) financing activities	(48,596)	83,087	(51,756)	2,360,789
Effect of exchange rate changes	218	(145)	89	(830)
Net increase (decrease) in cash, cash equivalents, and restricted cash	(8,457)	(289,695)	(447,406)	956,298
Cash, cash equivalents, and restricted cash at the beginning of period	1,456,291	2,786,738	1,895,240	1,540,745
Cash, cash equivalents, and restricted cash at the end of period	$1,447,834	$2,497,043	$1,447,834	$2,497,043

Workday, Inc.
Reconciliation of GAAP to Non-GAAP Data
Three Months Ended July 31, 2023
(in thousands, except percentages and per share data)
(unaudited)

	GAAP	Share-Based Compensation Expenses	Other Operating Expenses (2)	Income Tax and Dilution Effects (3)	Non-GAAP
Costs and expenses:
Costs of subscription services	$255,684	$(29,988)	$(14,688)	$—	$211,008
Costs of professional services	192,416	(28,754)	(1,425)	—	162,237
Product development	609,677	(161,975)	(4,543)	—	443,159
Sales and marketing	524,186	(66,632)	(11,035)	—	446,519
General and administrative	168,546	(64,563)	(1,572)	—	102,411
Operating income (loss)	36,257	351,912	33,263	—	421,432
Operating margin	2.0%	19.7%	1.9%	—%	23.6%
Other income (expense), net	45,555	—	—	—	45,555
Income (loss) before provision for (benefit from) income taxes	81,812	351,912	33,263	—	466,987
Provision for (benefit from) income taxes	3,152	—	—	85,575	88,727
Net income (loss)	$78,660	$351,912	$33,263	$(85,575)	$378,260
Net income (loss) per share, basic (1)	$0.30	$1.35	$0.13	$(0.33)	$1.45
Net income (loss) per share, diluted (1)	$0.30	$1.33	$0.13	$(0.33)	$1.43
(1)GAAP and non-GAAP net income per share are both calculated based upon 261,191 basic and 264,435 diluted weighted-average shares of common stock.
(2)Other operating expenses include amortization of acquisition-related intangible assets of $21.2 million and employer payroll tax-related items on employee stock transactions of $12.1 million.
(3)We utilize a fixed long-term projected tax rate in our computation of the non-GAAP income tax provision to provide better consistency across the reporting periods. For fiscal 2024, the non-GAAP tax rate is 19%.

Workday, Inc.
Reconciliation of GAAP to Non-GAAP Data
Three Months Ended July 31, 2022
(in thousands, except percentages and per share data)
(unaudited)

	GAAP	Share-Based Compensation Expenses	Other Operating Expenses (2)	Income Tax and Dilution Effects (3)	Non-GAAP
Costs and expenses:
Costs of subscription services	$244,982	$(25,090)	$(14,596)	$—	$205,296
Costs of professional services	178,103	(25,838)	(775)	—	151,490
Product development	547,835	(147,181)	(2,236)	—	398,418
Sales and marketing	458,701	(59,878)	(9,388)	—	389,435
General and administrative	140,255	(50,020)	(628)	—	89,607
Operating income (loss)	(34,078)	308,007	27,623	—	301,552
Operating margin	(2.2)%	20.1%	1.7%	—%	19.6%
Other income (expense), net	(32,789)	—	—	—	(32,789)
Income (loss) before provision for (benefit from) income taxes	(66,867)	308,007	27,623	—	268,763
Provision for (benefit from) income taxes	(2,709)	—	—	53,773	51,064
Net income (loss)	$(64,158)	$308,007	$27,623	$(53,773)	$217,699
Net income (loss) per share, basic (1)	$(0.25)	$1.21	$0.11	$(0.21)	$0.86
Net income (loss) per share, diluted (1)	$(0.25)	$1.21	$0.11	$(0.24)	$0.83
(1)GAAP net loss per share is calculated based upon 254,355 basic and diluted weighted-average shares of common stock. Non-GAAP net income per share is calculated based upon 254,355 basic and 262,931 diluted weighted-average shares of common stock. The numerator used to compute non-GAAP diluted net income per share was increased by $1.3 million for after-tax interest expense on our convertible senior notes in accordance with the if-converted method.
(2)Other operating expenses include amortization of acquisition-related intangible assets of $21.5 million and employer payroll tax-related items on employee stock transactions of $6.1 million.
(3)We utilize a fixed long-term projected tax rate in our computation of the non-GAAP income tax provision to provide better consistency across the reporting periods. For fiscal 2023, the non-GAAP tax rate was 19%. Included in the per share amount is a dilution impact of $0.03 from the conversion of GAAP diluted net loss per share to non-GAAP diluted net income per share.

Workday, Inc.
Reconciliation of GAAP to Non-GAAP Data
Six Months Ended July 31, 2023
(in thousands, except percentages and per share data)
(unaudited)

	GAAP	Share-Based Compensation Expenses	Other Operating Expenses (2)	Income Tax and Dilution Effects (3)	Non-GAAP
Costs and expenses:
Costs of subscription services	$494,711	$(59,250)	$(30,360)	$—	$405,101
Costs of professional services	370,833	(58,794)	(4,440)	—	307,599
Product development	1,210,134	(331,909)	(15,800)	—	862,425
Sales and marketing	1,042,823	(146,755)	(24,784)	—	871,284
General and administrative	336,120	(124,664)	(4,163)	—	207,293
Operating income (loss)	16,457	721,372	79,547	—	817,376
Operating margin	0.5%	20.8%	2.2%	—%	23.5%
Other income (expense), net	72,264	—	—	—	72,264
Income (loss) before provision for (benefit from) income taxes	88,721	721,372	79,547	—	889,640
Provision for (benefit from) income taxes	9,925	—	—	159,106	169,031
Net income (loss)	$78,796	$721,372	$79,547	$(159,106)	$720,609
Net income (loss) per share, basic (1)	$0.30	$2.77	$0.31	$(0.61)	$2.77
Net income (loss) per share, diluted (1)	$0.30	$2.74	$0.30	$(0.60)	$2.74
(1)GAAP and non-GAAP net income per share are both calculated based upon 260,026 basic and 262,923 diluted weighted-average shares of common stock.
(2)Other operating expenses include amortization of acquisition-related intangible assets of $42.4 million and employer payroll tax-related items on employee stock transactions of $37.1 million.
(3)We utilize a fixed long-term projected tax rate in our computation of the non-GAAP income tax provision to provide better consistency across the reporting periods. For fiscal 2024, the non-GAAP tax rate is 19%.

Workday, Inc.
Reconciliation of GAAP to Non-GAAP Data
Six Months Ended July 31, 2022
(in thousands, except percentages and per share data)
(unaudited)

	GAAP	Share-Based Compensation Expenses	Other Operating Expenses (2)	Income Tax and Dilution Effects (3)	Non-GAAP
Costs and expenses:
Costs of subscription services	$477,904	$(51,320)	$(30,922)	$—	$395,662
Costs of professional services	348,002	(53,422)	(4,674)	—	289,906
Product development	1,089,344	(300,485)	(15,247)	—	773,612
Sales and marketing	888,002	(119,047)	(23,434)	—	745,521
General and administrative	274,124	(95,239)	(3,241)	—	175,644
Operating income (loss)	(106,921)	619,513	77,518	—	590,110
Operating margin	(3.6)%	20.9%	2.6%	—%	19.9%
Other income (expense), net	(52,952)	—	—	—	(52,952)
Income (loss) before provision for (benefit from) income taxes	(159,873)	619,513	77,518	—	537,158
Provision for (benefit from) income taxes	6,458	—	—	95,601	102,059
Net income (loss)	$(166,331)	$619,513	$77,518	$(95,601)	$435,099
Net income (loss) per share, basic (1)	$(0.66)	$2.45	$0.31	$(0.38)	$1.72
Net income (loss) per share, diluted (1)	$(0.66)	$2.45	$0.31	$(0.44)	$1.66
(1)GAAP net loss per share is calculated based upon 253,071 basic and diluted weighted-average shares of common stock. Non-GAAP net income per share is calculated based upon 253,071 basic and 263,224 diluted weighted-average shares of common stock. The numerator used to compute non-GAAP diluted net income per share was increased by $2.6 million for after-tax interest expense on our convertible senior notes in accordance with the if-converted method.
(2)Other operating expenses include amortization of acquisition-related intangible assets of $43.1 million and employer payroll tax-related items on employee stock transactions of $34.4 million.
(3)We utilize a fixed long-term projected tax rate in our computation of the non-GAAP income tax provision to provide better consistency across the reporting periods. For fiscal 2023, the non-GAAP tax rate was 19%. Included in the per share amount is a dilution impact of $0.06 from the conversion of GAAP diluted net loss per share to non-GAAP diluted net income per share.

About Non-GAAP Financial Measures

To provide investors and others with additional information regarding Workday’s results, we have disclosed the following non-GAAP financial measures: non-GAAP operating income (loss), non-GAAP operating margin, and non-GAAP net income (loss) per share. Workday has provided a reconciliation of each non-GAAP financial measure used in this earnings release to the most directly comparable GAAP financial measure. Non-GAAP operating income (loss) and non-GAAP operating margin differ from GAAP in that they exclude share-based compensation expenses, employer payroll tax-related items on employee stock transactions, and amortization expense for acquisition-related intangible assets. Non-GAAP net income (loss) per share differs from GAAP in that it excludes share-based compensation expenses, employer payroll tax-related items on employee stock transactions, amortization expense for acquisition-related intangible assets, and income tax effects.

Workday’s management uses these non-GAAP financial measures to understand and compare operating results across accounting periods, for internal budgeting and forecasting purposes, for short- and long-term operating plans, and to evaluate Workday’s financial performance. Management believes these non-GAAP financial measures reflect Workday’s ongoing business in a manner that allows for meaningful period-to-period comparisons and analysis of trends in Workday’s business. Management also believes that these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating Workday’s operating results and prospects in the same manner as management and in comparing financial results across accounting periods and to those of peer companies.

Management believes excluding the following items from the GAAP Condensed Consolidated Statements of Operations is useful to investors and others in assessing Workday’s operating performance due to the following factors:

•Share-based compensation expenses. Although share-based compensation is an important aspect of the compensation of our employees and executives, management believes it is useful to exclude share-based compensation expenses to better understand the long-term performance of our core business and to facilitate comparison of our results to those of peer companies. Share-based compensation expenses are determined using a number of factors, including our stock price, volatility, and forfeiture rates, that are beyond our control and generally unrelated to operational decisions and performance in any particular period. Further, share-based compensation expenses are not reflective of the value ultimately received by the grant recipients.
•Other operating expenses. Other operating expenses includes employer payroll tax-related items on employee stock transactions and amortization of acquisition-related intangible assets. The amount of employer payroll tax-related items on employee stock transactions is dependent on our stock price and other factors that are beyond our control and do not correlate to the operation of the business. For business combinations, we generally allocate a portion of the purchase price to intangible assets. The amount of the allocation is based on estimates and assumptions made by management and is subject to amortization. The amount of purchase price allocated to intangible assets and the term of its related amortization can vary significantly and are unique to each acquisition and thus we do not believe it is reflective of ongoing operations. Although we exclude the amortization of acquisition-related intangible assets from these non-GAAP measures, management believes that it is important for investors to understand that such intangible assets were recorded as part of purchase accounting and contribute to revenue generation.
•Income tax effects. We utilize a fixed long-term projected tax rate in our computation of the non-GAAP income tax provision to provide better consistency across the reporting periods. In projecting this long-term non-GAAP tax rate, we utilize a three-year financial projection that excludes the direct impact of share-based compensation and related employer payroll taxes, amortization of acquisition-related intangible assets, and amortization of debt discount and issuance costs. The projected rate considers other factors such as our current operating structure, existing tax positions in various jurisdictions, and key legislation in major jurisdictions where we operate. For fiscal 2024 and 2023, we determined the projected non-GAAP tax rate to be 19%, which reflects currently available information, as well as other factors and assumptions. We will periodically re-evaluate this tax rate, as necessary, for significant events, based on our ongoing analysis of the 2017 U.S. Tax Cuts and Jobs Act, relevant tax law changes, material changes in the forecasted geographic earnings mix, and any significant acquisitions.

The use of non-GAAP operating income (loss), non-GAAP operating margin, and non-GAAP net income (loss) per share measures have certain limitations as they do not reflect all items of expense that affect Workday’s operations. Workday compensates for these limitations by reconciling the non-GAAP financial measures to the most comparable GAAP financial measures. These non-GAAP financial measures should be considered in addition to, not as a substitute for or in isolation from, measures prepared in accordance with GAAP. Further, these non-GAAP measures may differ from the non-GAAP information used by other companies, including peer companies, and therefore comparability may be limited. Management encourages investors and others to review Workday’s financial information in its entirety and not rely on a single financial measure.

For further information: Investor Relations Contact: Justin Furby, ir@workday.com; Media Contact: Stacey Johnson, media@workday.com